News

Exhibit 99.1

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, NJ  07645

Investor contact:  William J. Moss

Vice President, Treasurer

(201) 571-4019

Press contact:  Lauren La Bruno

Senior Director, Public Relations

(201) 571-4495

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES RESULTS FOR ITS FOURTH QUARTER AND FULL YEAR ENDED FEBRUARY 28, 2009

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COMPANY REPORTS FOURTH QUARTER AND FULL YEAR ADJUSTED EBITDA OF $85 MM AND $326 MM, RESPECTIVELY, VS. $72 MM AND

$159 MM LAST YEAR

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COMPANY COMPLETES PATHMARK INTEGRATION AND ACHIEVES

$150 MM SYNERGY RUN-RATE TARGET

MONTVALE, NJ – May 12, 2009 – The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) announced fiscal 2008 fourth quarter and full year results for the 13 and 53 weeks ended February 28, 2009.

Eric Claus, President and Chief Executive Officer, stated, “We are pleased that we were able to deliver respectable results for this latest quarter and for the year in this unprecedented time of economic recession. Although we are fortunate to be in the supermarket business, we are all feeling the effects of a cash strapped consumer. Despite the difficult environment we made much progress again this quarter, delivering positive cash flow and improved adjusted EBITDA.

This year we once again saw our Fresh, Gourmet and Discount businesses grow top and bottom line while attaining our synergy targets and completing the integration of the Pathmark business. Our Price Impact or Pathmark stores were a challenge for the year. However, our team has worked hard to create more value than ever for our customers and we will see this business grow as our value enhancing initiatives take hold. We will continue to innovate and negotiate, creating even more value for them as we navigate through this difficult environment. In addition, now that we have completed the integration of Pathmark, we are launching our business optimization program, whereby we are utilizing the knowledge and strengths from each business and incorporating best practices to further improve gross margins and reduce operating costs.”

Sales in the 13-week fourth quarter of fiscal 2008 were $2.3 billion, compared to $2.2 billion in the prior year’s 12-week fourth quarter. Comparable store sales decreased 1.3% during the comparable 13-week period.

For the 13-week fourth quarter, excluding non-operating items, adjusted EBITDA was $84.7 million versus $72.2 million for last year’s 12-week fourth quarter.  The estimated EBITDA benefit from the 13th week is approximately $6 million.   Adjusted income from operations was $25.1 million versus an adjusted income from operations of $8.0 million in last year’s fourth quarter. The non-operating items excluded from adjusted income from operations are listed on Schedule 3 of the press release and adjusted EBITDA is reconciled to net cash from operating activities on Schedule 4.

For the 13-week fourth quarter, reported loss from continuing operations was $83.4 million compared to a loss of $44.6 million for last year’s 12-week quarter.

Sales for the 53-week full year were $9.5 billion versus $6.4 billion for the 52-week fiscal 2007.  Comparable store sales increased 2.0% for A&P and increased 0.8 % for Pathmark, when measured during the same period.  Prior year’s results exclude the results of Pathmark prior to the date of acquisition December 3, 2007.

Excluding non-operating items, adjusted EBITDA was $326.0 million for the 53-week full year versus $159.4 million for the 52-week fiscal 2007.   Adjusted income from operations was $65.0 million versus an adjusted loss from operations of $18.7 million last year. The non-operating items excluded from adjusted income from operations are listed on Schedule 3 of the press release and adjusted EBITDA is reconciled to net cash from operating activities on Schedule 4.

Reported loss from continuing operations for the 53-week full year was $86.2 million compared to income from continuing operations of $87.0 million for the 52-week fiscal 2007, which included a gain of $184.5 million from the sale of Metro Inc. shares.

Christian Haub, Executive Chairman of the Board, said, “The current challenging economic environment has clearly impacted our business, as it has all in our industry.  That being said, A&P has continued to make progress on many fronts and we have plenty of reasons to be optimistic for the future of our Company, including good performance in our Fresh, Gourmet and Discount businesses and the realization of target synergies from the Pathmark acquisition.

We are also confident that, similar to the improvements we have accomplished in the core A&P business, the initiatives we have recently enacted will improve the overall Pathmark business.

Clearly the U.S. retail market is facing one of the most challenging years in 2009; we are prepared to weather this economic storm and preserve the strategic value of A&P for the future.”

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Founded in 1859, A&P is one of the nation's first supermarket chains. The Company operates 436 stores in 8 states and the District of Columbia under the following trade names: A&P, Waldbaum's, Pathmark, Pathmark Sav-a-Center, Best Cellars, The Food Emporium, Super Foodmart, Super Fresh and Food Basics.

The Company invites investors and other interested parties to listen to a live audio Webcast to be held at 11:00 AM Eastern Time today, at which members of the Company’s senior management team will discuss the Company’s fourth quarter and full year financial results.  The Webcast may be accessed through a link on the “Investors” page of the Company’s Website, www.aptea.com.  Listeners who cannot participate in the live broadcast will be able to hear a recorded replay of the broadcast beginning this afternoon and available through midnight on June 9, 2009.

Effective March 28, 2003, the Securities and Exchange Commission (“SEC”) adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measures “Adjusted income (loss) from operations”, “EBITDA” and “adjusted ongoing operating EBITDA” to evaluate the Company’s liquidity and it is among the primary measures used by management for planning and forecasting of future periods. Adjusted income (loss) from operations is defined as income (loss) from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business.  EBITDA is defined as earnings before interest expense, interest and dividend income, taxes, depreciation, amortization, the (loss) gain on the sale of A&P Canada, the gain on the disposition of Metro, Inc., nonoperating income, equity in earnings of Metro, Inc., and discontinued operations. Adjusted ongoing, operating EBITDA is defined as EBITDA adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business.  The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Adjusted ongoing, operating EBITDA is reconciled to Net Cash used in Operating Activities on Schedule 4 of this release.

This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company’s principal markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which affect the buying patterns of the Company’s customers.

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The Great Atlantic & Pacific Tea Company, Inc.

Schedule 1 - GAAP Earnings for the 13 and 53 weeks ended February 28, 2009 and 12 and 52 weeks ended February 23, 2008

(Unaudited)

(In thousands, except share amounts and store data)

	13 Weeks Ended	12 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	February 28, 2009	February 23, 2008	February 28, 2009	February 23, 2008(3)

Sales	$2,289,931	$2,196,500	$9,516,186	$6,401,130
Cost of merchandise sold	(1,582,409)	(1,529,963)	(6,613,150)	(4,431,299)
Gross margin	707,522	666,537	2,903,036	1,969,831
Store operating, general and administrative expense	(756,785)	(685,660)	(2,949,822)	(2,009,071)
Loss from operations	(49,263)	(19,123)	(46,786)	(39,240)
Loss on sale of Canadian operations	-	(645)	-	(436)
Gain on sale of Metro, Inc.	-	-	-	184,451
Nonoperating income (1)	2,595	37,394	116,864	37,394
Interest expense (2)	(37,516)	(63,010)	(154,137)	(111,816)
Interest and dividend income	38	2,119	591	14,350
Equity in earnings of Metro, Inc.	-	-	-	7,869
(Loss) income from continuing operations before income taxes	(84,146)	(43,265)	(83,468)	92,572
Benefit from (provision for) income taxes	777	(1,304)	(2,683)	(5,592)
(Loss) income from continuing operations	(83,369)	(44,569)	(86,151)	86,980
Discontinued operations:
Loss from operations of discontinued businesses, net of tax	(27,759)	(17,181)	(58,383)	(196,848)
Gain (loss) on disposal of discontinued businesses, net of tax	-	227	4,653	(50,812)
Loss from discontinued operations	(27,759)	(16,954)	(53,730)	(247,660)
Net loss	$(111,128)	$(61,523)	$(139,881)	$(160,680)

Net loss per share - basic:
Continuing operations	$(1.58)	$(0.90)	$(1.69)	$2.00
Discontinued operations	(0.53)	(0.34)	(1.05)	(5.69)
Net loss per share - basic	$(2.11)	$(1.24)	$(2.74)	$(3.69)

Net loss per share - diluted:
Continuing operations	$(3.33)	$(1.40)	$(4.28)	$1.37
Discontinued operations	(0.82)	(0.33)	(1.13)	(5.59)
Net loss per share - diluted	$(4.15)	$(1.73)	$(5.41)	$(4.22)

Weighted average common shares outstanding - basic	52,746,648	49,494,373	50,948,194	43,551,459
Weighted average common shares outstanding - diluted	33,901,805	50,667,417	47,691,002	44,295,214

Gross margin rate	30.90%	30.35%	30.51%	30.77%
Store operating, general and administrative expense rate	33.05%	31.22%	31.00%	31.39%

Depreciation and amortization	$59,629	$64,175	$260,991	$186,789

Number of stores operated at end of quarter	436	447	436	447

(1)

Non operating income reflects the marked-to-market adjustments related to the conversion features, financing warrants, and Series A and B warrants.

(2)

Interest expense in 2007 includes one-time financing fees of $27.3 million related to the Bridge Loan Facility.

(3)

Results for the 52 weeks ended February 23, 2008 exclude the results of Pathmark prior to the date of acquisition December 3, 2007.

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 2 - Condensed Balance Sheet Data

(Unaudited)

(In millions, except per share and store data)

	February 28, 2009	February 23, 2008

Cash and short-term investments	$175	$101

Other current assets	742	783

Total current assets	917	884

Property-net	1,724	1,901

Other assets	905	859

Total assets	$3,546	$3,644

Total current liabilities	$747	$772

Total non-current liabilities	2,532	2,454

Stockholders' equity	267	418

Total liabilities and stockholders' equity	$3,546	$3,644

Other Statistical Data

Total Debt and Capital Leases	$1,108	$940
Total Long Term Real Estate Liabilities	330	346
Temporary Excess Cash and Investments
and Marketable Securities	(74)	(25)
Net Debt	$1,364	$1,261

Total Retail Square Footage (in thousands)	18,386	18,813

Book Value Per Share	$4.64	$7.32

	For the 53	For the 52
	weeks ended	weeks ended
	February 28, 2009	February 23, 2008

Capital Expenditures	$116	$123

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 3 - Reconciliation of GAAP Loss from Operations to Adjusted Income (Loss) from Operations for the 13 and 53 weeks ended February 28, 2009 and 12 and 52 weeks ended February 23, 2008

(Unaudited)

(In thousands)

	13 Weeks Ended		12 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	February 28,		February 23,	February 28,	February 23,
	2009		2008	2009	2008(3)

As reported loss from operations	$(49,263)		$(19,123)	$(46,786)	$(39,240)
Adjustments:
Net restructuring costs	-		-	440	4,420
Pathmark integration	7,638		20,933	34,042	27,694
Real estate related activity	32,081	(1)	(2,020)	40,161	(14,057)
Benefit related costs	-		-	481	-
Pension withdrawal costs	28,911	(2)	5,944	28,911	5,944
Visa/Mastercard lawsuit settlement	-		-	(2,230)	-
LIFO provision	3,586		2,310	7,817	2,310
Net loss on marketable securities	2,160		-	2,160	-
IT services agreement with Metro, Inc.	-		-	-	(5,792)
Total adjustments	74,376		27,167	111,782	20,519
Adjusted income (loss) from operations	$25,113		$8,044	$64,996	$(18,721)

Continuing operations depreciation and amortization	$59,629		$64,175	$260,991	$178,152
Discontinued operations depreciation and amortization	-		-	-	8,637
Total A&P depreciation and amortization	$59,629		$64,175	$260,991	$186,789

(1)

Real estate related activity primarily relates to changes in estimates and impairments for closed stores.

(2)

Pension withdrawal costs relates to our Company's withdrawal from the UFCW Local 342 Amalgamated Pension Plan.  We believe that our cash flow and earnings will benefit from gaining a better control over future costs by limiting our obligation to fund pension benefits for our employees as compared to remaining in the multiemployer plan.

(3)

Results for the 52 weeks ended February 23, 2008 exclude the results of Pathmark prior to the date of acquisition December 3, 2007.

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 4 - Reconciliation of GAAP Net Cash Provided By (Used In) Operating Activities to Adjusted EBITDA

for the 13 and 53 weeks ended February 28, 2009 and 12 and 52 weeks ended February 23, 2008

(Unaudited)

(In thousands)

	13 Weeks Ended	12 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	February 28, 2009	February 23, 2008	February 28, 2009	February 23, 2008(3)

Net cash provided by (used in) operating activities	$45,768	$(17,284)	$(2,446)	$(42,544)
Adjustments to calculate EBITDA:
Depreciation and amortization on discontinued operations	-	-	-	(8,637)
Net interest expense	37,478	60,891	153,546	97,466
Asset disposition initiatives	(28,393)	(3,529)	(38,217)	(123,951)
Long lived asset impairment charges	(11,402)	(8,106)	(14,069)	(11,657)
Gain on disposal of owned property	(1,448)	16,257	(1,086)	13,743
Interest accretion on convertible notes	(2,775)	(2,313)	(12,027)	(2,313)
Loss from operations of discontinued operations	27,759	17,181	58,383	196,848
Financing fees relating to bridge loan facility	-	(25,421)	-	(25,421)
(Benefit from) provision for income taxes	(777)	1,304	2,683	5,592
Other share based awards	(2,052)	(1,757)	(5,694)	(9,039)
Working capital changes
Accounts receivable	25,991	(5,183)	28,625	(37,098)
Inventories	(78,822)	(43,244)	(29,706)	(115,985)
Prepaid expenses and other current assets	(4,260)	(24,134)	(1,633)	(9,904)
Accounts payable	15,860	45,429	(5,850)	72,714
Accrued salaries, wages, benefits and taxes	(9,146)	(10,491)	21,177	42,345
Other accruals	(14,576)	42,046	(12,637)	47,590
Other assets	6,416	(20,080)	18,182	(16,949)
Other non-current liabilities	3,699	22,867	52,741	65,426
Other, net	1,046	619	2,233	686
Total A&P EBITDA	10,366	45,052	214,205	138,912
Adjustments:
Net restructuring costs	-	-	440	4,420
Pathmark integration	7,638	20,933	34,042	27,694
Real estate related activity	32,081	(2,020)	40,161	(14,057)
Benefit related costs	-	-	481	-
Pension withdrawal costs	28,911	5,944	28,911	5,944
Visa/Mastercard lawsuit settlement	-	-	(2,230)	-
LIFO provision	3,586	2,310	7,817	2,310
Net loss on marketable securities	2,160	-	2,160	-
IT services agreement with Metro, Inc.	-	-	-	(5,792)
Total adjustments	74,376	27,167	111,782	20,519
Adjusted A&P ongoing operating EBITDA	$84,742	$72,219	$325,987	$159,431

(1)

Results for the 52 weeks ended February 23, 2008 exclude the results of Pathmark prior to the date of acquisition December 3, 2007.